UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 2, 2022, Sprague Resources LP, a Delaware limited partnership (the “Partnership”), and its general partner, Sprague Resources GP LLC, a Delaware limited liability company (the “Partnership GP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sprague HP Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Hartree Partners, LP (“Parent”), and Sparrow HP Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as a direct wholly owned subsidiary of the Partnership GP and Parent (the “Merger”).
Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding Common Unit (as defined in the Partnership’s First Amended and Restated Agreement of Limited Partnership, dated as of October 30, 2013 (as amended, the “Partnership Agreement”)) of the Partnership, other than those held by Parent and its permitted transferees, will be converted into the right to receive $19.00 per Common Unit in cash without any interest thereon (the “Merger Consideration”). The Common Units and Incentive Distribution Rights (as defined in the Partnership Agreement) in the Partnership held by Parent and its permitted transferees and the General Partner Interest (as defined in the Partnership Agreement) issued and outstanding immediately prior to the effective time of the Merger shall be unaffected by the Merger and shall remain outstanding.
The Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the Partnership GP has (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, are in the best interests of the Partnership and the Partnership’s unaffiliated unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, which action constituted “Special Approval” as defined in Section 7.9(b) of the Partnership Agreement, and (iii) recommended the submission of the Merger Agreement to a vote of the Limited Partners (as defined in the Partnership Agreement) by written consent pursuant to Section 13.11 of the Partnership Agreement.
Immediately following the execution of the Merger Agreement, Parent, as the record and beneficial owner of approximately 74.5% of the issued and outstanding Common Units, which constitutes a “Unit Majority” (as defined in the Partnership Agreement), delivered to the Partnership an irrevocable written consent (the “Unit Majority Written Consent”) adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger, pursuant to the terms of the Partnership Agreement.
Partnership GP has agreed in the Merger Agreement to declare, and to cause the Partnership to pay, a cash distribution to holders of common units for the calendar quarter ending June 30, 2022, in an amount not less than $0.4338 per common unit. The Partnership may not pay any other distribution without the prior written consent of Parent under the Merger Agreement.
The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to (1) with respect to the Partnership and the Partnership GP, the conduct of business during the interim period between the execution of the Merger Agreement and the effective time of the Merger and (2) the obligation to use commercially reasonable efforts to cause the Merger to be consummated.
Completion of the Merger is subject to certain customary conditions, including, among others: (1) there being no law, injunction, judgment or ruling prohibiting consummation of the transactions contemplated under the Merger Agreement or making the consummation of the transactions contemplated thereby illegal; (2) subject to specified materiality standards, the accuracy of certain representations and warranties of the parties as of the date of execution of the Merger Agreement and as of the closing date; (3) compliance by the parties in all material respects with their covenants and obligations under the Merger Agreement; and (4) since the date of the execution of the Merger Agreement, there not having been a Partnership Material Adverse Effect (as defined in the Merger Agreement). Additionally, in order to complete the Merger, the Partnership will file with the SEC and furnish to the Partnership’s unitholders an information statement and other relevant documents, including a Schedule 13E-3. The SEC may review these documents and any review by the SEC may affect the timing of the completion of the Merger.
The closing of the transactions contemplated by the Merger Agreement are to occur on the third business day after the satisfaction or waiver of the conditions to the Merger provided in the Merger Agreement (other than the conditions that by their nature are to be satisfied at the closing of the Merger); however, the closing may not occur prior to July 31, 2022, unless otherwise mutually agreed to by the parties to the Merger Agreement.

The Merger Agreement provides for certain termination rights for both Parent and the Partnership, including (i) by the mutual written agreement of the Partnership (duly authorized by the Conflicts Committee) and Parent; (ii) by either Parent or the Partnership (duly authorized by the Conflicts Committee), if (A) there is in effect a law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement or other final and nonappealable legal restraint or (B) the Merger has not been consummated on or before December 2, 2022 (the “Outside Date”); (iii) by Parent, if under certain conditions, there has been a material breach by the Partnership or the Partnership GP of any of their respective representations, warranties, or covenants set forth in the Merger Agreement that is not cured or capable of being cured within the earlier of 30 days of notice of such breach or the Outside Date; and (iv) by the Partnership (duly authorized by the Conflicts Committee), if (A) under certain conditions, there has been a material breach by Parent or Merger Sub of any of their respective representations, warranties, or covenants set forth in the Merger Agreement that is not cured or capable of being cured within the earlier of 30 days of notice of such breach or the Outside Date or (B) under certain conditions, the Partnership and the Partnership GP have confirmed by irrevocable written notice to Parent that each is ready, willing and able to consummate the Merger, certain closing conditions are satisfied and will remain satisfied, and Parent fails to consummate the transactions contemplated by the Merger Agreement within five business days of such notice. The Merger Agreement provides that upon termination of the Merger Agreement by the Partnership under certain circumstances, Parent will be obligated to pay the Partnership a termination fee equal to $5,000,000. Additionally, the Merger Agreement provides that the parties to the Merger Agreement shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the provisions of the Merger Agreement.
The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Parent, the Partnership or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, the Partnership or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s or the Partnership’s public disclosures.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 2, 2022, Parent delivered to the Partnership the Unit Majority Written Consent. No further approval by the Partnership’s unitholders is required to approve the Merger Agreement or the transactions contemplated thereby, including the Merger. In order to complete the Merger, the Partnership will file with the SEC and furnish to the Partnership’s unitholders an information statement and other relevant documents, including a Schedule 13E-3.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On June 2, 2022, the Partnership and Hartree Partners, LP issued a press release announcing the entry into the Merger Agreement. A copy of the press release covering such announcement and certain other matters is attached hereto as Exhibit 99.1.
The information in this Item 7.01 (including the exhibits referenced therein) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as specifically identified therein as being incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements related to the Partnership’s expectations regarding the future. We have used the words “expect,” “intend,” “may,” “would,” “plan” and similar terms and phrases to identify forward-looking statements. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the information included in our public disclosures and the risk factors described in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 4, 2022 and in the comparable section of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 5, 2022, and our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this Current Report. We undertake no obligation to update such statements for any reason, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT    DESCRIPTION

2.1*	Agreement and Plan of Merger, dated June 2, 2022, by and among Sprague Resources LP, Sprague Resources GP LLC, Sprague HP Holdings, LLC, and Sparrow HP Merger Sub, LLC
99.1	Sprague Resources LP's Press Release dated June 2, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL)

*Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer & Secretary

Dated: June 2, 2022